CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 18 to
Registration Statement No. 811-09373 of Oppenheimer Senior Floating Rate Fund
on Form N-2 of our report dated September 15 2005, appearing in the Statement of Additional Information, which was included in the Registration Statement filed on November 21, 2005 and incorporated by reference in this filing, and to the references to us under the headings "Independent Registered Public
Accounting Firm" in the Statement of Additional Information and "Financial
Highlights" in the Prospectus, which are also part of the Registration
Statement filed on November 21, 2005.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Denver, Colorado
July 12, 2006